UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 27, 2003

SAFENET, INC.

(Exact Name of Registrant as Specified in Charter)

8029 Corporate Drive, Baltimore, Maryland  21236

(Address of principal executive offices)

Delaware	0-20634	52-1287752
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code: (410) 931-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                    Other Events.

On February 27, 2003, SafeNet, Inc., a Delaware corporation (“SafeNet”), completed the acquisition of substantially all of the assets of Raqia Networks, Inc., a Delaware corporation (“Raqia”), in accordance with the Asset Purchase Agreement dated February 27, 2003 (the “Purchase Agreement”) by and among SafeNet, Raqia Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SafeNet (“Acquisition Corp”), and Raqia.  Pursuant to the Purchase Agreement, Acquisition Corp. acquired substantially all of the assets of Raqia in consideration for 389,640 shares of SafeNet common stock, par value $.01 per share, and $805,000 in cash.  The cash portion of the consideration was funded with cash on hand.  The amount and type of consideration was determined on the basis of arm’s length negotiations between SafeNet and Raqia.  The acquisition was accounted for as a purchase.

The description contained in this Item 5 of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included as Exhibit 2.1 hereto.

Raqia used its assets in its business as a fabless semiconductor company to provide a family of programmable systems-on-a-chip and co-processors, and SafeNet currently intends to continue such use.

Item 7.                    Financial Statements and Exhibits.

Exhibit 2.1                                          Asset Purchase Agreement dated February 27, 2003 by and among SafeNet, Inc., Raqia Acquisition Corp. and Raqia Networks, Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo
Chief Executive Officer

Date:           March 4, 2003

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement dated February 27, 2003 by and among SafeNet, Inc., Raqia Acquisition Corp. and Raqia Networks, Inc.